SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2002

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue Suite 100 Huntington Beach, California		92647

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(714)373-8300

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.1
EXHIBIT 23.2

Item 5. Other Events

Incorporation of Certain Documents by Reference

By KPMG LLP, the consolidated balance sheets of Ambac Assurance Corporation and its subsidiaries as of December 31, 2001 and December 31, 2000, and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 26, 2002; Commission File Number 1-10777), the unaudited consolidated interim financial statements of Ambac Assurance Corporation and its subsidiaries as of March 31, 2002 and for the three-month periods ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group Inc. for the period ended March 31, 2002 (filed with the Securities and Exchange Commission on May 13, 2001), and Current Reports on Form 8-K filed with the Commission on January 25, 2002, April 18, 2002 and July 19, 2002; and the report of July 30, 2002, by PricewaterhouseCoopers LLP regarding the balance sheet of the registrant, are hereby incorporated by reference in (i) this Current Report on Form 8-K; (ii) the registration statement (No. 333-90130) of the registrant; and (iii) the prospectus supplement, and shall be deemed to be part hereof and thereof.

Consent

In connection with the issuance of the Triad Auto Receivables Trust 2002-A, Asset-Backed Notes, Class A-1, Class A-2, Class A-3 and Class A-4 (the “Notes”), the registrant is filing herewith the consent of KPMG LLP and PricewaterhouseCoopers LLP to the use of their name and the incorporation by reference of their reports in the prospectus supplement relating to the issuance of the Notes. The consent of KPMG LLP is attached hereto as Exhibit 23.1 and the consent of PricewaterhouseCoopers LLP is attached hereto as Exhibit 23.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

Exhibit No.	Description

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

By:	/s/ Debra Glasser
Name: Debra Glasser Title: Corporate Secretary

Dated: August 2, 2002

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP